EXHIBIT 2.3
                                   -----------

                               ARTICLES OF MERGER
                                       OF
             LITTLE PRINCE PRODUCTIONS, LTD., A NEW YORK CORPORATION
                                      INTO
                ATLANTIC INDUSTRIES, INC, A COLORADO CORPORATION

        UNDER SECTION 7-111-107 OF THE COLORADO BUSINESS CORPORATION ACT

         We, the undersigned, Adrian P. Kirby and Peter N. Chapman, being respectively the President, Chief Executive Officer and Chairman of the Board, and the Secretary of Atlantic Industries, Inc., and Adrian P. Kirby and Peter N. Chapman, being respectively the President, Chief Executive Officer and Chairman of the Board, and the Secretary of Little Prince Productions, Ltd. hereby certify:

         1.       (a)      The  name  of  the  non-surviving  corporation  is as
                  follows:

                  Little Prince Productions, Ltd., a New York corporation ("Little Prince").

                  (b)      The name of the surviving corporation is:

                  Atlantic    Industries,    Inc.,   a   Colorado    corporation
                  ("Atlantic").

         2. The Agreement and Plan of Merger entered into by and among Atlantic and Little Prince is attached hereto as Exhibit A and incorporated herein by reference.

         3. The merger was adopted by Atlantic by the affirmative vote of a majority of the outstanding shares entitled to vote thereon and by Little Prince by the affirmative vote of at least two thirds of the issued and outstanding shares entitled to vote thereon.

         4. Little Prince has complied with the applicable provisions of the laws of the State of New York under which it is incorporated, and this merger is permitted by such laws.

         5. The surviving corporation is Atlantic Industries, Inc., a corporation of the State of Colorado, incorporated on the 31st day of January, 1996.

         6. The merger shall be effective on the date of filing of this Articles of Merger.
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         IN WITNESS WHEREOF,  we have signed this certificate on the 29th day of
March, 1996 and we affirm the statements contained therein as true under penalties of perjury.

                                        ATLANTIC INDUSTRIES, INC.


                                         /s/ Adrian P. Kirby
                                        ----------------------------------------
                                        By:  Adrian P. Kirby
                                        Its: President, Chief Executive Officer
                                             and Chairman of the Board


                                         /s/ Peter N. Chapman
                                        ----------------------------------------
                                        By:  Peter N. Chapman
                                        Its: Secretary


                                        LITTLE PRINCE PRODUCTIONS, LTD.


                                         /s/ Adrian P. Kirby
                                        ----------------------------------------
                                        By:  Adrian P. Kirby
                                        Its: President, Chief Executive Officer
                                             and Chairman of the Board


                                         /s/ Peter N. Chapman
                                        ----------------------------------------
                                        By:  Peter N. Chapman
                                        Its: Secretary
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